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                                                                     EXHIBIT 7.2

                            STOCK PURCHASE AGREEMENT

                 STOCK PURCHASE AGREEMENT (as amended, supplemented or otherwise modified, this "Agreement"), dated as of October 17, 1995, by and among AMRE, Inc., a Delaware corporation (the "Corporation") and HFS Incorporated, a Delaware corporation (the "Investor").

                                   RECITALS:

                 A. The Corporation desires to raise money by the sale of the Corporation's Senior Convertible Preferred Stock ("Preferred Stock") to the Investor.

                 B. The Investor desires to purchase shares of Preferred Stock on the terms and subject to the conditions hereinafter set forth.

                                   AGREEMENT:

                 NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained in this Agreement, the parties hereto hereby agree as follows:

                 1.       AUTHORIZATION AND SALE OF PREFERRED STOCK.

                          a.      AUTHORIZATION.   The Corporation will
authorize and, to the extent necessary, the Corporation's stockholders will approve, on or before the Closing (as defined hereinafter) the sale and issuance of that number of shares of Preferred Stock, having the rights, privileges and preferences set forth in the Certificate of Designation, a copy of which is attached hereto as Exhibit A (the "Certificate of Designation").

                          b.      SALE OF PREFERRED STOCK.  Subject to the
terms and conditions hereof, the Corporation will issue and sell to the Investor, and the Investor will purchase from the Corporation an aggregate of 300,000 shares of Preferred Stock (the "Shares"), for an aggregate purchase price of $3,000,000.
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                 2.       ISSUANCE AND PAYMENT.

                          a.      CLOSING. Subject to the terms and conditions
hereof, the closing of the purchase and sale of the Shares (the "Closing") shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York on, or about, the date upon which the Term of the License Agreement commences (as defined therein), or at such other time and place upon which the Corporation and the Investor shall agree (the "Closing Date").

                          b.      DELIVERY. At the Closing, the Corporation
will deliver to the Investor certificates, registered in the name of the Investor, representing the Shares, against payment of the purchase price therefor, by cashier's check payable to the Corporation, or by wire transfer per the Corporation's instruction.

                          c.      RESTRICTIONS ON ACQUISITIONS OF SHARES.
For so long as the Investor owns the Securities, neither Investor nor any affiliate which it directly controls shall directly, indirectly, as part of a Group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) or otherwise, without the prior written consent of the Corporation, acquire or make any proposal to acquire, directly or indirectly, more than 20% of the shares of Common Stock of the Corporation.

                 3.       CORPORATION'S REPRESENTATIONS AND WARRANTIES.
Except as set forth in the disclosure schedule attached hereto as Exhibit B (the "Disclosure Schedule"), the Corporation hereby represents and warrants to the Investor as follows:

                          a.      CORPORATE ORGANIZATION AND STANDING.
The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State,of Delaware. The Corporation has the requisite corporate power and authority to carry on its business as now conducted, and as proposed or contemplated to be conducted in the future, and to enter into and carry out the provisions of this Agreement and the transactions contemplated hereby. The Corporation is qualified to do business as a foreign corporation in all jurisdictions where the fail-





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ure to be so qualified would materially and adversely affect the Corporation's business.

                          b.      SUBSIDIARIES. The Corporation owns or
controls the subsidiaries or affiliated companies listed on Exhibit C and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity (collectively, the "Subsidiaries"). Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of each Subsidiary's jurisdiction of incorporation.

                          c.      CORPORATE CAPITALIZATION.

                                  (i)      Simultaneously with, the Closing,
the Corporation's authorized capital stock shall consist only of (A) shares of the Corporation's preferred stock (other than the Preferred Stock), none of which is issued and outstanding, (3) 200,000 shares of the Corporation's Series A Junior Participating Preferred Stock, (C) 20,000,000 shares of the Corporation's common stock, par value $0.01 per share (the "Common Stock"), of which 12,849,822 are issued and outstanding, (D) 2,562,381 shares of Common Stock as may be issued by the Corporation pursuant to options outstanding as of the date hereof (including options to be issued to David Moore) and (E) 300,000 shares of the Preferred Stock.

                                  (ii)     Except as set forth on the
Corporation's Form 10-K for the year ending December 31, 1994 (the "Form 10-K"), filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), there are no outstanding preemptive or other rights, options, warrants, conversion rights or agreements for the purchase or acquisition from the Corporation of any shares of its capital stock, nor does the Corporation have any obligation to repurchase any outstanding capital stock of the Corporation.

                                  (iii)    As of the date hereof, the
Corporation does not have any declared and unpaid dividends (whether payable in cash, securities or other consideration).

                          d.      AUTHORIZATION. All corporate action on the
part of the Corporation, its directors and stock-





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holders necessary for the authorization, execution, delivery and performance of this Agreement by the Corporation, the authorization, sale, issuance and delivery of the Preferred Stock and the performance of all of the Corporation's obligations hereunder has been taken or will be taken prior to the Closing.
This Agreement, when executed and delivered by the Corporation (and assuming due execution and delivery by the Investor), shall constitute a valid and binding obligation of the Corporation, enforceable in accordance with its terms, except as may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, will be fully paid and nonassessable (except as provided herein), will have the rights, preferences and privileges set forth in the Certificate of Designation and the Shares will be free of any liens or encumbrances.

                          e.      FINANCIAL STATEMENTS. The Corporation has
delivered to the Investor the audited consolidated financial statements for the fiscal year ended December 31, 1994 and the unaudited consolidated financial statements of the Corporation for the period ending on June 30, 1995 (collectively the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except for the absence of footnotes and except for normal year end adjustments. The Financial Statements fairly present the Corporation's financial condition and operating results and that of its Subsidiaries as of the dates, and during the periods, indicated therein. Since June 30, 1995, there has not been any material change in the assets, liabilities, financial condition or operations of the Corporation or its Subsidiaries, from that reflected in the Financial Statements, except changes in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse to the Corporation and its Subsidiaries taken as a whole and any changes that may result from the series of transactions contemplated hereby, by the License Agreement and by other related agreements.





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                          f.      NO UNDISCLOSED LIABILITIES. Neither the
Corporation nor its Subsidiaries have any material liabilities or obligations, absolute or contingent (individually or in the aggregate), except (i) the liabilities and obligations set forth in the Financial Statements, and (ii) liabilities and obligations which have been incurred subsequent to June 30, 1995, in the ordinary course of business which have not been, individually or in the aggregate, materially adverse to the Corporation and its Subsidiaries taken as a whole.

                          g.      LITIGATION. There are no actions, proceedings
or, to the Corporation's best knowledge, governmental investigations pending, or any threat thereof made by any person or agency, against the Corporation or any of its Subsidiaries which, either individually or in the aggregate, might result in any material adverse change in the business, prospects, condition, affairs or operations of the Corporation or in any of its properties, assets or Subsidiaries, or in any material impairment of the right or ability of the Corporation or its Subsidiaries to carry on their respective businesses as proposed to be conducted, nor which question the validity of this Agreement or any action taken or to be taken in connection herewith. To the Corporation's best knowledge, there is no reasonable basis for any material actions or proceedings against the Corporation or its Subsidiaries that would have a material adverse effect upon the Corporation or its Subsidiaries.

                          h.      GOVERNMENTAL CONSENTS. No consent, approval,
order, authorization or registration, qualifications, designation, license, declarations or filing with any Federal or state governmental authority is required on the part of the Corporation in connection with the consummation of the transactions contemplated herein to be consummated on the Closing Date except for those set forth on the Disclosure Schedule, each of which are in full force and effect as of the Closing Date. All filings of the Corporation required by the Securities and "Exchange Commission have been made and since January 1, 1993, such filings do not contain any untrue statement of a material fact or omit to state a material fact necessary to make such filings not misleading.

                          i.      TITLE TO PROPERTY. The Corporation and its
Subsidiaries have good and marketable title to





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all of their respective properties and assets, free and clear of restrictions or conditions on transfer or assignment (other than restrictions or prohibitions on the transfer or assignment of the Corporation's interests or rights under leases and contracts) and free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions or restrictions, except for current taxes and assessments not delinquent or are being contested in good faith and adequate reserves have been taken therefor in accordance with generally accepted accounting principles, as in effect from time to time, applied on a consistent basis ("GAAP") and for matters that, in the aggregate, are not substantial in amount and do not materially detract from or interfere with the present or intended use of any of these assets, nor materially impair the business or proposed operation of the Corporation or the Subsidiaries. Neither the Corporation nor its Subsidiaries are in material breach of any leasehold interest.

                          j.      TAX RETURNS. All tax returns required by law
to be filed by the Corporation and its Subsidiaries have been timely filed (including allowable extensions) and are materially accurate and complete, and any taxes, assessments or governmental charges or levies upon the Corporation, its Subsidiaries, or upon their respective properties, assets or income, which are due and payable have been paid or are being contested in good faith and adequate reserves have been taken therefor in accordance with GAAP. The Corporation has also withheld all taxes required by law to be withheld by the Corporation.

                          k.      BOOKS AND RECORDS. All books and records of
the Corporation, including minute books, Bylaws, stock ledgers and books of account, are accurate in all material respects and reflect all material matters and transactions which should currently be reflected therein.

                          l.      NO VIOLATION OF LAW. The Corporation is not
in violation of any law, statute, regulation, ordinance, judgment, order or decree applicable to it which violation, either individually or in the aggregate, would materially and adversely affect the Investor's rights under this Agreement or the property, business, prospects, operations or condition (financial or other-





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wise) of the Company and its Subsidiaries taken as a whole.

                          m.      CONTRACTS; COMPLIANCE WITH INSTRUMENTS.
Except as set forth on the Form 10-K, the Corporation and its Subsidiaries have no contracts or commitments that are material to its business, financial condition, operations or prospects. Neither the Corporation nor its Subsidiaries are in violation, breach or default of any term of their respective Certificate of Incorporation or Bylaws, or in any material respect, of any material term or provision of any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation applicable to or binding upon the Corporation or its Subsidiaries. The execution, delivery and compliance with and performance by the Corporation of this Agreement does not and will not (1) conflict with or result in a breach of the terms, conditions or provisions of, in any material respect,(2) constitute a default under, (3) result in the creation of any material lien, security interest, charge or encumbrance upon the Corporation's or its Subsidiaries, capital stock or assets pursuant to, (4) give any third party the right to accelerate any material obligation under, (5) result in a material violation of, or (6) except as contemplated hereby, require any authorization, consent, approval, permit, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Certificate of Incorporation or Bylaws of the Corporation or its Subsidiaries or any law, statute, rule or regulation to which the Corporation or any Subsidiary is subject or any material agreement, instrument, order, judgment or decree to which the Corporation or any Subsidiary is subject. To the Corporation's best knowledge, no third-party is in breach of any material agreement with the Corporation or its Subsidiaries that would have a material adverse effect upon the Corporation or its Subsidiaries taken as a whole.

                          n.      INSURANCE. The Corporation and its
Subsidiaries maintain insurance with companies in such amounts and against such risks as maintained by companies of similar size and in businesses similar to the Corporation's business.

                          o.      AGREEMENTS AMONG STOCKHOLDERS OR AFFILIATES.
(i) Except as set forth on the Form 10-K,





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there are no agreements between the Corporation and its stockholders or (ii) to the Corporation's best knowledge, between and among the Corporation's stockholders which are applicable to the Corporation, its business or its capital stock. There are no agreements between the Corporation's officers, directors or stockholders. There are no loans to or from the Corporation with any officer, director or stockholder of the Corporation.

                          p.      DISCLOSURE. No representation or warranty
by the Corporation in this Agreement or the Disclosure Schedule or in any written statement or certificate furnished or to be furnished to the Investor pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading in any material respect.

                 4.       INVESTOR REPRESENTATIONS AND WARRANTIES. The
Investor represents and warrants to the Corporation that (i) the Investor is acquiring the Shares, and any shares of Common Stock issuable pursuant to conversion of the Shares (hereinafter collectively the "Securities") for investment for its own account, and not with a view to, or resale in connection with, any public distribution thereof and (ii) all corporate action on the part of the Investor, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Investor and the performance of all of the Investor's obligations hereunder has been taken or will be taken prior to the Closing; This Agreement, when executed and delivered by the Investor (and assuming due execution and delivery by the Corporation), shall constitute a valid and binding obligation of the Investor, enforceable in accordance with its terms, except as may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law,governing specific performance, injunctive relief or equitable remedies.

                 5. CERTIFICATE OF DESIGNATION. Prior to the Closing, the Corporation shall file with the Secretary of State of the State of Delaware, the Certificate of Designation to reflect the terms of the Preferred Stock and





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the provisions of Section 7 hereof, which such Certificate of Designation shall be satisfactory to the Investor.

                 6. COVENANTS PENDING CLOSING. From the date of this Agreement until the Closing Date (or later as specified below), the parties hereto hereby covenant as hereinafter set forth:

                          a.      Except as contemplated by this Agreement, the
Corporation will conduct its business and operations according to its ordinary and usual course of business. Without limiting the generality of the foregoing, and, except as otherwise expressly provided in this Agreement, prior to the Closing Date, without the prior written consent of the Investor, the Corporation will not:

                          (i) create, incur or assume any indebtedness of any nature, including obligations in respect of capital leases except as would be permitted under the terms of the Credit Agreement dated as of the date hereof between the Corporation, as borrower, and the Investor, as lender;

                          (ii) declare, set aside or pay an dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the Common Stock, or redeem or otherwise acquire any shares of the Common Stock;

                          (iii) (a) increase in any manner the compensation of any of its directors, officers or other employees, except such increases as are granted (1) in the ordinary course of business in accordance with its customary practices (which shall include normal periodic performance review and related compensation and benefit increases but not any general across-the-board increases) or (2) by the Corporation's Compensation Committee and approved by a representative of the Investor or (b) increase the rate or terms of any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such directors, officers or key employees except increases occurring in the ordinary course of business in accordance with its customary practices (which shall include normal





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         periodic performance reviews and related compensation and benefit increases) and except pursuant to any Corporation plans; or

                          (iv) enter into any agreement, commitment or transaction (including without limitation any borrowing, capital expenditure or capital financing) material to the business, operations or financial condition of the Company, except agreements, commitments or transactions in the ordinary course of business or as contemplated hereby,

                          b.      The Corporation will (i) give the Investor
and its authorized representatives reasonable access to all books, records, plants, offices, warehouses and other facilities and properties of the Corporation and its Subsidiaries, (ii) permit the Investor to make such inspections thereof during normal business hours as the Investor may reasonably request and (iii) cause its officers to furnish the Investor with such financial and operating data and other information with respect to the business and properties of the Corporation and its Subsidiaries as the Investor may from time to time reasonably request; provided, however, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the business of the Corporation.

                          c.      Subject to the terms and conditions of this
Agreement, each of the parties hereto will use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the sale of the Shares pursuant to this Agreement. From time to time after the date hereof, without further consideration, the Corporation will execute and deliver such documents to the Investor as the Investor may reasonably request in order more effectively to vest in the Investor good title to the Shares.

                          d.      The Investor and the Corporation will make or
cause to be made all filings and submissions as may be required under applicable laws and regulations, if any, for the consummation of the transactions contemplated by this Agreement. The Investor and the Corporation will coordinate and cooperate with one another in





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exchanging such information and reasonable assistance as another may request in connection with all of the foregoing.

                          e.      The Corporation shall, after the Closing
Date, ensure that it at all times maintains an adequate number of authorized shares of Common Stock so as to allow the conversion of the Preferred Stock pursuant to the terms of the Certificate of Designation.

                 7. INVESTOR DIRECTORS. For so long, as (i) the Investor or any affiliate thereof holds 50% of the Securities, (ii) the Credit Agreement is in full force and effect or (iii) any other loan is outstanding from the Corporation or its Subsidiaries to the Investor, the Investor shall have the right to designate two (2) members of the Corporation's Board of Directors and the Corporation shall provide for the election of such designated members to the Board of Directors.

                 8. CONDITIONS TO INVESTOR'S OBLIGATIONS. The obligation of the Investor to purchase the Shares pursuant to this Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived by the Investor:

                          a.      The representations and warranties of the
Corporation contained in Section 3 hereof shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date;

                          b.      The Corporation shall have performed and
complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it at or prior to the Closing Date;

                          c.      The Investor shall have received duly
executed certificates representing the Shares and duly registered in the name of the Investor or its designated agent on the Closing Date;

                          d.      The Investor shall have received certificates
dated the Closing Date signed on behalf of the Corporation by its duly authorized officer or duly authorized officers to the effect that all of the conditions to the Closing set forth in Sections 8a and 8b have been satisfied;





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                          e.      The Investor shall have received opinions,
dated the Closing Date, from Akin, Gump, Strauss, Hauer & Feld, L.L.P., the Corporation's counsel, acceptable to Investor's counsel;

                          f.      There shall be no action or proceeding
commenced or, to the knowledge of the parties, threatened before any legal or administrative tribunal or by any administrative organization, and no judgment, order or injunction shall have been rendered by any such tribunal or organization for the purpose of restraining or prohibiting the transactions contemplated in this Agreement or otherwise adversely affecting Investor's ownership of the shares; and

                          g.      The conditions precedent contained in Section
3 of the Credit Agreement shall have been fulfilled.

                 9.       CONDITIONS TO THE CORPORATION'S OBLIGATIONS.
The obligations of the Corporation to issue and sell the Shares pursuant to this Agreement are subject to the satisfaction, at or prior to the Closing Date, of the following conditions, any or all of which may be waived by the
Corporation:

                          a.      The representations and warranties of the
Investor contained in Section 4 hereof shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date;

                          b.      The Investor shall have performed and
complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Investor at or prior to the Closing Date; and

                          c.      The Corporation shall have received
certificates dated the Closing Date signed on behalf of the Investor by a duly authorized officer or duly authorized officers to the effect that all the conditions to Closing set forth in Sections 9a and 9b have been satisfied.





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                 10.      INVESTOR REGISTRATION RIGHTS.

                          a.      DEMAND REGISTRATION. At any time after the
Preferred Stock is converted into Common Stock of the Corporation, the Investor may make a written request for registration ("Demand Registration") under the Securities Act of 1933 (the "Securities Act") of all or part of its Common Stock into which its Preferred Stock has so been converted (the "Registrable Securities"). Subject to the provisions of this paragraph, the Corporation shall not be obligated to effect more than one such Demand Registration. Notwithstanding the foregoing, (a) the Corporation shall not be obligated to effect a registration pursuant to this Section 10a during the period starting with the date thirty (30) days prior to the Corporation's estimated date of filing of, and ending on a date ninety (90) days following the effective date of, a registration statement pertaining to an underwritten public offering of Common Stock for the account of the Corporation, and (b) if the Corporation is required to effect a registration pursuant to this Section 10a and the Corporation furnishes to the Investor a certificate signed by the President of the Corporation stating that in the good faith judgment of the Board of Directors of the Corporation it would be materially adverse to the Corporation and its shareholders for such registration statement to be filed on or before the date such filing would otherwise be required hereunder and it is therefor necessary to defer the filing of such registration statement, then the Corporation shall have the right to defer such filing for a period not to exceed 90 days after receipt of the request for such registration from Investor; provided that during such time the Corporation may not file a registration statement for securities to be issued and sold for its own account or that of anyone other than Investor other than on Form S-8, S-4 or any successor similar forms or any other form not available for registering the Registrable Securities for sale to the public. The Corporation shall at all times use its best efforts to register such Registrable Securities. A registration will not count as a Demand Registration until it has become effective, unless the cause of such failure shall be directly attributable to actions of the Investor. The Investor shall determine the method of distribution for Registrable Securities. If, for any reason, Registrable Securities requested to be registered are excluded from a Demand Registration, the Investor





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shall have the right to one additional Demand Registration with respect to such issue of Registrable Securities. If any Demand Registration is in the form of an underwritten offering, the Investor shall have the right to designate the underwriter(s) with the approval of the Corporation, which approval shall not be unreasonably withheld.

                 If a requested registration pursuant to this Section 10a involves an underwritten offering, and the managing underwriter shall advise the Corporation in writing (with a copy to the Investor) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the Investor, then the Registrable Securities requested to be registered pursuant to this Section 10a shall either (i) be reduced to the number of Registrable Securities which the Corporation is so advised can be sold in (or during the time of) such offering, or, (ii) in the alternative, the Investor may elect to cancel the Demand Registration, which shall not then count as a Demand Registration hereunder.

                          b.      PIGGY-BACK REGISTRATION.  If, at any time
prior to the third anniversary of the date of the issuance of the Preferred Stock, the Corporation proposes to register any of its securities under the Securities Act of 1933, as amended (the "Securities Act") (other than by a registration on Form S-8, S-4 or any successor similar forms or any other form not available for registering the Registrable Securities for sale to the public and other than pursuant to Section 10a hereof), whether for sale for its own account or other security holders, the Corporation will, each such time, at least 30 days prior to filing the registration statement, give written notice to the Investor of its intention to do so and upon the written request of the Investor made within 15 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by the Investor), the Corporation will use best efforts to effect the registration under the Securities Act of all Registrable Securities which the Corporation has been so requested to register by the Investor, to the extent requisite to permit the disposition of the Registrable Securities so to be registered; provided, however, that if at any time after giving written notice of its





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intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Corporation shall determine for any reason not to register or to delay registration of such securities, the Corporation may, at its election, give written notice of such determination to the Investor and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration, without prejudice, however, to any rights of the Investor to request that such registration be effected as a registration under Section 10a hereof, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities being registered pursuant to this
Section 10b for the same period as the delay in registering such other securities. No registration effected under this Section 10b shall relieve the Corporation of its obligation to effect any registration upon request required under Section 10a hereof.

                          c.      PRIORITY IN PIGGY-BACK REGISTRATIONS. If
(i) a registration pursuant to this Section 10b involves an underwritten offering of the securities so being registered, whether or not for sale for the account of the Corporation, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing, whether or not the Registrable Securities so requested to be registered for sale for the account of the investor are also to be included in such underwritten offering, and (ii) the managing underwriter of such underwritten offering shall inform the Corporation and the Investor of its belief that the number of securities requested to be included in such registration exceeds the number which can be sold in (or during the time of) such offering, then the Corporation may include in such offering all securities proposed by the Corporation to be sold for its own account and all securities proposed to be sold by other holders of Registrable Securities exercising demand registration rights (if any) and may decrease the number of Registrable Securities and other securities of the Corporation that requested to be included in such registration by decreasing the Registrable Securities requested to be included in such registration (pro rata among the holders requesting such registration on the basis of the number of shares of such securities held by such holder immediately prior to the





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filing of the registration statement with respect to such registration). The
Corporation shall not be required under this Section 10c to include any of the Investor's Registrable Securities in such underwriting unless Investor accepts the terms of the underwriting as determined by the Corporation and the underwriters selected by the Corporation.

                          d.      PROCEDURES. If and whenever the Corporation
is required to use best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 10a and 10b hereof, the Corporation will, subject to the limitations provided herein:

                                  (i)      promptly prepare and as soon as
practicable file with the Securities and Exchange Commission (the "SEC") the requisite registration statement to effect such registration, and thereafter, subject to the provisions of Section 10 hereof, use best efforts to cause such registration statement to become promptly effective;

                                  (ii)     promptly prepare and file with the
SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided, however, that the Corporation shall not in any event be required to keep the registration statement effective for a period of more than six months after such registration statement becomes effective; and provided, further that the Corporation may delay the filing or suspend the effectiveness of any registration under this Agreement, or without suspending such effectiveness, instruct the Investor not to sell any Registrable Securities included in any such registration, only in the case of: (A) if the Corporation shall have determined upon the advice of counsel that the Corporation would be required to disclose any actions taken or proposed to be taken by the Corporation in good faith and for valid business reasons, including without limitation, the acquisition or divestiture of assets, which disclosure would have a material adverse effect on the Corporation or on such actions, or (B) if required by law, to update the prospectus relating to any such registration to include updated financial statements (a "Suspension Period") by providing the Investor with written notice of such Suspension Period and the reasons therefor. In addition, the Corporation shall not be required to keep any registration effective, or may without suspending such effectiveness, instruct the Investor if it has Registrable Securities included in such registration not to sell such securities, during any period which the Corporation is instructed, directed, ordered or otherwise requested by any governmental agency or self-regulatory organization to stop or suspend such trading or sales ("Supplemental Extension Period"). The Corporation shall use its best efforts to terminate any such Suspension Period or Supplemental Extension Period and in any event, such periods shall end within 30 days thereafter. In the event of a Suspension Period or Supplemental Extension Period, the period during which any registration under this Agreement is to remain effective pursuant to this
Section 10d shall be tolled until the end of any such Suspension Period or Supplemental Extension Period;

                                  (iii)    promptly furnish to the Investor
such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, and such other documents, as the Investor may reasonably request;

                                  (iv)     use best efforts to register or
qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdiction as each seller thereof shall reasonably request and to keep such registration or qualification in effect for so long as such registration statement remains in effect (provided, however, that the Corporation shall not in any event be required to keep such registration or qualification in effect for a period of more than six months after such registration or qualification becomes effective), and take any other action which may be reasonably necessary or advisable to enable Investor to consummate the disposition in such jurisdictions of the securities owned by Investor, except that the Corporation shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 10d be obligated to be so qualified or to consent to general service of process in any such jurisdiction, and further provided that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by Investor, then such expenses shall be payable by Investor, to the extent required by such jurisdiction;

                                  (v)      use best efforts to cause all
Registrable Securities covered by such registration statement to be registered with or approved by such other United States Federal or state governmental agencies or authorities as may be necessary to enable the Investor to promptly consummate the disposition of such Registrable Securities;

                                  (vi)     if Registrable Securities are
covered by such registration statement, promptly notify the Investor at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of the Investor prepare and furnish to the Investor a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                                  (vii)    otherwise use best efforts to comply
with all applicable rules and regulations of the SEC and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

                                  (viii)   provide and cause to be maintained a
transfer agent for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; and

                                  (ix)     use best efforts to list all
Registrable Securities covered by such registration statement on any securities exchange on which any of the Corporation's Common Stock is then listed.

                          e.      INVESTOR INFORMATION REQUIREMENTS. It shall
be a condition precedent to the obligations of the Corporation to take any such action with respect to registering the Investor's Registrable Securities pursuant to this Section 10 that the Investor furnish the Corporation in writing such information regarding the Investor, the Registrable Securities and the distribution of such securities as the Corporation may from time to time reasonably request in writing. If the Investor fails to provide the Corporation with any such information, the Corporation may exclude the Investor's Registrable Securities from the registration statement unless the Investor provides the Corporation with an opinion of Skadden, Arps, Slate, Meagher & Flom or other counsel reasonably acceptable to the Corporation to the effect that such information need not be included in the registration statement.

                 The Investor agrees that upon receipt of any notice from the Corporation of the happening of any event of the kind described in Section 10d(v), the Investor will forthwith discontinue the Investor's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until the Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 10d(v) and, if so directed by the Corporation, will deliver to the Corporation copies, other than permanent file copies then in the Investor's possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

                          f.      REQUESTED UNDERWRITTEN OFFERINGS. If
requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration requested under Section 10 hereof, the Corporation will enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Investor and the underwriters and to contain such customary representations and warranties, covenants and indemnities by the Corporation and such other terms as are generally required in agreements of this type. The Investor will cooperate with the Corporation in the negotiation of the underwriting agreement and will give consideration to the reasonable requests of the Corporation regarding the form thereof. If requested by the underwriters of any underwritten offering pursuant to a registration under Section 10 hereof, provided the Corporation has complied with Section 10b, the Investor agrees to enter into an agreement with such underwriters not to sell its shares of stock in the Corporation for a period of time (not to exceed 90 days) after the effectiveness of a registration statement equal to the period of time which the sellers of securities in such registration have agreed not to sell their shares after the effectiveness of such registration statement. The Investor shall be a party to such underwriting agreement. The Investor shall not be required to make any representations, warranties or agreements with the Corporation other than representations, warranties or agreements regarding the Investor, the Investor's Registrable Securities, the Investor's intended method of distribution and any representations, warranties or agreements required by law.

                          g.      INCIDENTAL UNDERWRITTEN OFFERINGS. If the
Corporation at any time proposes to register any of its securities under the Securities Act as contemplated by Section 10b hereof and such securities are to be distributed by or through one or more underwriters, the Corporation will, if requested by the Investor as provided in Section 10b hereof and subject to the provisions of Section 10c hereof, use best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by the Investor to be distributed by such underwriters, provided that the Investor has accepted the terms of the underwriting as determined hereunder and the Underwriter(s) selected by the Corporation. In such event, the Investor shall be a party to the underwriting agreement between the Corporation and such underwriters. The Investor shall not be required to make any representations or warranties to or agreements with the Corporation other than representations, warranties or agreements regarding the Investor, the Investor's Registrable Securities, the Investor's intended method of distribution and any representations, warranties or agreements required by law.

                          h.      REASONABLE INVESTIGATION. In connection with
the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Corporation will give the Investor and its agent and advisors and the underwriters, if any, the reasonable opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Corporation with its officers and the independent public accountants who have certified its financial statements as shall be reasonably necessary to conduct a reasonable investigation within the meaning of the Securities Act. Subject to the rights and obligations of the Corporation under the Securities Act and other applicable laws, the Investor shall have the right to review such registration statement and to approve those portions of such registration statement that directly pertain to the Investor.

                          i.      EXPENSES AND INDEMNIFICATION. All expenses
incurred by the Corporation in connection with the registration of Registrable Securities (excluding underwriters' discounts and commissions), including without limitation, all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Corporation and fees and disbursements of counsel for the Investor (not to exceed $10,000) shall be borne by the Corporation. In connection with any public offering of Securities pursuant to this Section, the Corporation agrees to indemnify the Investor to the same extent as the Corporation indemnifies any underwriter participating therein. If required pursuant to the terms of an underwritten offering, the Investor shall indemnify the Corporation, but only to the same extent that an underwriter participating therein indemnifies the Corporation and, in any event, only with respect to information provided by the Investor in any event.

                          j.      ASSIGNMENT OF REGISTRATION RIGHTS. The
registration rights of the Investor under this Section may be transferred to any person or entity who acquires at least 25% of the Registrable Securities and agrees in writing to be bound by the provisions of this Agreement; provided, however, that the Corporation shall be given written notice by the Investor at the time of such transfer stating the name and address of the transferee and identifying the Securities with respect to which the rights under this Section are being assigned and provided further, that any such assignment shall only be to an affiliate of the Investor.

                          k.      NO MORE FAVORABLE REGISTRATION RIGHTS.
The Corporation covenants and agrees that it has not granted to any other securityholder any registration rights that are materially more favorable and will not grant to any other securityholder any registration rights that are more favorable than those granted to the Investor pursuant to this Section, unless it also grants such additional registration rights to the Investor.

                 11.      TERMINATION.

                          a.      TERMINATION. This Agreement may be terminated
and the transactions contemplated hereby may be abandoned at any time (i) by mutual agreement of the Investor and the Corporation or (ii) prior to the Closing, by either the Corporation or the Investor if the Closing shall not have occurred by January 2, 1996; provided, however, that a party who has violated or breached this Agreement may not terminate this Agreement if such violation or breach is continuing.

                          b.      EFFECT OF TERMINATION. In the event of
termination of this Agreement pursuant to clause a. above, written notice thereof shall forthwith be given by the party electing to terminate to the other party and the transactions contemplated by this Agreement shall be terminated and abandoned, without further action by or on the part of either the Investor or the Corporation. Termination of this Agreement pursuant to this Section shall not in any way limit or restrict the rights and remedies of any party hereto against any other party hereto who has violated or breached any representation, warranty, agreement or other provision of this Agreement prior to the termination hereof.

                 12.      MISCELLANEOUS.

                          a.      SUCCESSORS AND ASSIGNS. Except as otherwise
expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, that the Corporation may not assign its rights hereunder without the prior written consent of the Investor.

                          b.      ENTIRE AGREEMENT. This Agreement and any
schedules and exhibits attached hereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between and among the parties with regard to the subjects hereof and thereof.

                          c.      NOTICE.  Any notice, payment, report or other
communication required or permitted to be given by one party to any other party by this Agreement shall be in writing and either (i) served personally on the other party or parties or (ii) sent by overnight courier, express, registered or certified first class mail, postage prepaid, addressed as follows:

                          (a)     If to the Corporation, at

                                  AMRE, Inc.
                                  8585 North Stemmons Freeway
                                  South Tower, Suite 102
                                  Dallas, Texas 75247
                                  Attention: President
                                  Telephone: (214) 658-6300
                                  Fax: (214) 658-6101

                          (b)     If to the Investor, at
                                  HFS Incorporated
                                  339 Jefferson Road
                                  Parsippany, NJ 07054
                                  Attention: James E. Buckman
                                  Executive Vice President and
                                    General Counsel
                                  Telephone: (201) 428-9700
                                  Fax: (201) 428-3260

or to such other address as shall have theretofore furnished to the other party by like notice. Such notice shall be deemed received on the date on which personally delivered, or three (3) business days after the same shall have been deposited in the United States mail.

                          d.      FINDER'S AND BROKER'S FEES. Each party hereto
represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, other than the engagement by the Investor of Bear Stearns & Co. and David Moore, and hereby agrees to indemnify and to hold the other harmless from any liability for any finder's or broker's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which such indemnifying person, or any of its employees or representatives, are responsible.

                          e.      EXPENSES. All cost and expenses incurred in
connection with this Agreement shall be paid by the party incurring such costs and expenses.

                          f.      TITLE AND SUBTITLES. The titles of the
Sections and subsections of this Agreement are for the convenience of reference only and are not to be considered in construing this Agreement.

                          g.      COUNTERPARTS. This Agreement may be executed
in any number of counterparts, each of which may be executed by less than all of the parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

                          h.      GOVERNING LAW; SUBMISSION TO JURISDICTION.
(i) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS

OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

                                  (ii)     Any legal action or proceeding with
respect to this Agreement and any action for enforcement of any judgment in respect thereof may be brought in the courts of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Corporation hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. The Corporation irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Corporation at its address set forth above. The Corporation hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                          i.      NO WAIVERS; AMENDMENTS. No failure or delay
on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. Any provisions of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Corporation and the Investor. No waiver of or consent to any departure by either party from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit of such provision. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provision to this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

                          j.      SEVERABILITY. The invalidity or
unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

                          k.      PUBLICITY. No public release, announcement
or other form of publicity concerning the transactions contemplated hereby shall be issued by either party without the prior consent of the other party, except to the extent that in the reasonable judgment of the Corporation or the Investor, as the case may be, may be required to make such release or announcement by law or the rules or regulations of any securities exchange.

                          l.      WAIVER OF TRIAL BY JURY.  TO THE EXTENT
PERMITTED BY APPLICABLE LAW, EACH OF THE CORPORATION AND THE INVESTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        AMRE, INC.

                                        By: /s/ ROBERT M. SWARTZ
                                            ----------------------------------
                                            Name: Robert M. Swartz
                                            Title: President

                                        HFS INCORPORATED

                                        By: /s/ JAMES E. BUCKMAN
                                            ----------------------------------
                                            Name: James E. Buckman
                                            Title: Executive Vice President

Attachments

Exhibit A - Certificate of Designation
Exhibit B - Disclosure Schedule
Exhibit C - Subsidiaries

                                   EXHIBIT B

1.       Corporate Capitalization:

There are no outstanding preemptive or other rights, options, warrants, conversion rights or agreements for the purchase or acquisition from the Corporation of any shares of its capital stock, nor does the Corporation have any obligation to repurchase any outstanding capital stock of the Corporation, except as follows:

         1. There are outstanding options granted under the Corporation's stock option plan to purchase an aggregate of 819,881 shares of common stock of the Corporation at exercise prices ranging from $3.00 to $8.50 per share.

         2. There are outstanding options to purchase an aggregate of 1,342,500 shares of common stock of the Corporation which were granted outside of the Corporation's stock option plan. These options are held by directors (two of whom are also officers), a former director, a former employee and the widow of a former director, and are exercisable at prices ranging from $3.50 to $7.875 per share.

         3. Options to purchase an aggregate of 500,000 shares of common stock of the Corporation may be granted to David Moore in connection with transactions being entered into concurrently with this Agreement. These options will be at prices ranging from $4.00 to $7.00 per share.

2.       Contracts: Compliance with instruments

Contracts material to the business, financial condition, operations or prospects of the Corporation are listed below.

         1. License Agreement dated as of January 1, 1995, with Sears, Roebuck and Co.

         2. Amended and restated Merchant Agreement with Household Bank (Illinois), N.A. dated April 24, 1995.

         3.      Agreements among stockholders or affiliates

                 1. Voting Trust Agreements with Steven D. Bedowitz and with Robert and Olgn Levin, dated as of January 22, 1993.

                 2. Rights of First Refusal Agreements with Steven D. Bedowitz and with Robert and Olgn Levin dated as of January 22, 1993.

                                   EXHIBIT C

The Subsidiaries of the Corporation, all of which are wholly-owned, are as follows:

         1.      American Remodeling, Inc., a Texas corporation

         2. CANRE Remodeling, Corp., incorporated under the Canadian Business Corporations Act

                                                                       EXHIBIT A

               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

                                     TO THE

                       SENIOR CONVERTIBLE PREFERRED STOCK

                                       OF

                                   AMRE, INC.

         Amre, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "COMPANY"), DOES HEREBY CERTIFY:

         That pursuant to authority conferred upon the Board of Directors of the Company (the "BOARD") by Article FOURTH of the Certificate of Incorporation, as amended, and as it may be amended or restated from time to time, of the Company (the "CERTIFICATE OF INCORPORATION") and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board has duly adopted the following resolution at a meeting held on October 11, 1995:

         RESOLVED, that pursuant to the authority expressly granted to and vested in the Board by the provisions of the Certificate of Incorporation, the Board hereby creates the Senior Convertible Preferred Stock from the authorized but unissued preferred stock, $.10 par value, of the Company, which shall consist of 400,000 shares:

         RESOLVED, that the Board hereby fixes the designation, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such Senior Convertible Preferred Stock (in addition to the powers, designation, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which are applicable to any series of preferred stock) as follows:

                   SECTION I. DESIGNATION, NUMBER AND RANKING

         The series of 400,000 shares of preferred stock created by these resolutions shall be designated the Senior Convertible Preferred Stock, par value $0.10 per share of the Company (the "SENIOR CONVERTIBLE PREFERRED STOCK"), and such Senior Convertible Preferred Stock shall rank senior to all other series of preferred stock issued or hereinafter to be issued by the Company with respect to dividends and the distribution of assets.

                            SECTION II. DEFINITIONS

                 A. For purposes of this resolution, the following terms shall have the meanings indicated:

                 The term "COMMON STOCK" means shares of Company common stock, par value $.01, both currently outstanding and as may be issued from time to time pursuant to the terms of the Certificate of Incorporation.

                 The term "CONVERSION DATE" has the meaning set forth in
          Section VI.C. hereof.

                 The term "CONVERSION PRICE" has the meaning set forth in
          Section VI.B. hereof.

                 B. All capitalized terms used herein and not expressly defined herein shall have the meanings given to them in the Certificate of Incorporation.

                             SECTION III. DIVIDENDS

         The holders of the then outstanding Senior Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board, and out of any funds legally available therefor, cumulative dividends at the rate per share of 8% of the liquidation preference of the Senior Convertible Preferred Stock per annum, payable quarterly in cash on the last day of March, June, September and December of each year commencing March 1, 1996 (each such date being referred to herein as a "QUARTERLY DIVIDEND PAYMENT DATE"). Dividends on the Senior Convertible Preferred Stock shall be fully cumulative and accrue on each such share from the date of its original issue and shall accrue from day to day thereafter, whether or not earned or declared. The amount of dividends so payable shall be determined on the basis of twelve 30-day months and a 360-day year. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Senior Convertible Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Senior Convertible Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof. No dividends shall be declared or paid or set apart for payment on any class of Common Stock or any other class or series of preferred stock of the Company unless full cumulative dividends have been or contemporaneously are declared and paid on the Senior Convertible Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such common stock dividends.

                       SECTION IV. LIQUIDATION PREFERENCE

                 A. In the event of any involuntary or voluntary liquidation, dissolution or winding up of the affairs of the Company, before any payment or distribution of the assets of the Company, the holders of Senior Convertible Preferred Stock shall be entitled, after provision for the payment of the Company's debts and other liabilities, to be paid out of the assets of the Company (x) $10 per share of Senior Convertible Preferred Stock, before any distribution is made to any holder of shares of any class of Common Stock or any other class or series of preferred stock of the Company and (y) an amount equal to all accrued and unpaid dividends on the Senior Convertible Preferred Stock through and including such date.

                 B. Except as provided herein, holders of Senior Convertible Preferred Stock shall not be entitled to any distribution in the event of any liquidation, dissolution or winding up of the affairs of the Company.

                      SECTION V. VOTING RIGHTS; DIRECTORS

                 A. In addition to any voting rights provided elsewhere in this Certificate of Designation, Preferences and Rights to the Senior Convertible Preferred Stock (the "CERTIFICATE OF DESIGNATION"), the Certificate of Incorporation, and by applicable law, the holders of shares of Senior Convertible Preferred Stock shall be entitled to vote upon all matters upon which holders of the Common Stock have the right to vote, and shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such shares of Senior Convertible Preferred Stock could be converted pursuant to the provisions of Section VI hereof at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of capital stock having general voting powers and not separately as a class. In all cases where the holders of shares of Senior Convertible Preferred Stock have the right to vote separately as a class, all such holders shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such shares of Senior Convertible Preferred Stock could be converted pursuant to the provisions of
         Section VI hereof at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited.

                 B. Holders of Senior Convertible Preferred Stock shall have a right to a separate class vote with respect to the election of two members of the Board of Directors of the Company. Upon the failure by the Company to pay dividends on any two consecutive Quarterly Dividend Payment Dates (any such period a "NON-PAYMENT PERIOD") and provided that the earlier of such Quarterly Dividend Payment Dates is not part of a previous Non-Payment Period, then thereafter until such time as such unpaid dividends are paid (i) the number of members of the Board of Directors shall be increased by one and (ii) the holder of the Senior Convertible Preferred Stock shall have the right to elect an additional member to the Board of Directors.

                         SECTION VI. CONVERSION RIGHTS.

         The Senior Convertible Preferred Stock shall be convertible into Common Stock as follows:

                 A. Optional Conversion. Subject to and upon compliance with the provisions of this Section VI, the holder of any shares of Senior Convertible Preferred Stock shall have the right at such holder's option, at any time, to convert any or all of such shares of Senior Convertible Preferred Stock into the number of fully paid and nonassessable shares of Common Stock set forth in paragraph "B" of this Section VI.

                 B. Conversion Price. Each share of Senior Convertible Preferred Stock converted pursuant to Paragraph A of this Section VI shall be converted, at the election of the holder, into such number of shares of Common Stock as is determined by dividing $10 by the Conversion Price (as defined below) per share in effect on the Conversion Date (as defined below). The initial "CONVERSION PRICE" shall be $5.90. The initial Conversion Price shall be subject to adjustment as set forth in paragraph "E" of this Section VI. No payment or adjustment shall be made for any dividends on the Common Stock issuable upon such conversion.

                 C. Mechanics of Conversion. The holder of any shares of Senior Convertible Preferred Stock may exercise the conversion right specified in paragraph "A" of this Section VI by surrendering to the Company or any transfer agent of the Company the certificate or certificates for the shares to be converted, accompanied by written notice stating that the holder elects to convert any or all of the shares represented thereby. Conversion shall be considered to have been effected on the date when delivery of notice of an election to convert and certificates for the shares to be converted is made and such date is referred to herein as the "CONVERSION DATE." Subject to the provisions of paragraph "E" of this Section VI, as promptly as practicable thereafter (and after surrender of the certificate or certificates representing shares of the Senior Convertible Preferred Stock to the Company or any transfer agent of the Company or delivery to the Company of the affidavit and indemnity referenced in paragraph "E" of Section XI hereof with respect to such certificates), the Company shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled. Subject to the provisions of paragraph "E" of this Section VI, the Person in whose name the certificate or certificates for Common Stock are to be issued shall be considered to have become a holder of record of such Common Stock on the Conversion Date.

                 D. Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of shares of Senior Convertible Preferred Stock. If the Senior Convertible Preferred Stock held by any one holder shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock (as specified in the notice required by paragraph "G" of this Section VI) issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Senior Convertible Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of

         Senior Convertible Preferred Stock, the Company shall round such fractional interest up to the next highest integral number.

                 E. Conversion Price Adjustments. The Conversion Price shall be subject to adjustment from time to time as follows:

                          1. Other Issuances of Common Stock. If the Company shall issue any Common Stock for a consideration per share less than the Conversion Price (other than (i) shares issued pursuant to options outstanding on and as of the date hereof, (ii) any options which may in the future be granted under the AMRE, Inc. Stock Option Plan with Limited Stock Appreciation Rights and (iii) any options issued pursuant to agreements with David Moore) immediately prior to such issuance, the Conversion Price shall immediately be reduced to such consideration. For the purpose of any adjustment of the Conversion Price pursuant to this paragraph "E", the following provisions shall be applicable:

                                  a. Cash. In the case of the issuance of Common Stock for cash, the amount of the consideration received by the Company shall be considered to be the amount of the cash proceeds received by the Company for such Common Stock before deducting therefrom any discounts, commissions, taxes or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

                                  b.       Consideration Other Than Cash. In
                          the case of the issuance of Common Stock (otherwise than upon the conversion of shares of capital stock or other securities of the Company) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined by the Board, irrespective of any accounting treatment; provided, however, that such fair value as reasonably determined by the Board shall not exceed the aggregate market price of the shares of Common Stock being issued as of the date the Board authorizes the issuance of such shares.

                                  c.       Options and Convertible Securities.
                          In the case of options, warrants or other rights to purchase or acquire Common Stock (whether or not at the time exercisable), and securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable):

                                           (1)  the aggregate maximum number of
                                  shares of Common Stock deliverable upon
                                  exercise of such options, warrants or other rights to purchase or acquire Common Stock shall be considered to have been issued at the time such options, warrants or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subclauses "a" and "b" of this clause "1"), if any, received by the Company upon the issuance of such options, warrants or rights plus the minimum purchase price provided for in such options, warrants or rights for the Common Stock covered thereby;

                                           (2)  the aggregate maximum number of
                                  shares of Common Stock deliverable upon
                                  conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be considered to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options, warrants or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities and the exercise of any related options, warrants or rights (the consideration in each case to be determined in the manner provided in subclauses "a" and "b" of this clause "1");

                                           (3)  on any change in the number of
                                  shares of Common Stock deliverable upon
                                  exercise of any such options warrants or rights or conversion of or exchange for such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion or exchange, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price as then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or securities not converted or exchanged prior to such change, on the basis of such change;

                                           (4)  on the expiration or
                                  cancellation of any such options, warrants or rights, or the termination of the right to convert or exchange such convertible or exchangeable securities, if the Conversion Price shall have been adjusted upon the issuance thereof, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants, rights or securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such securities; and

                                           (5)  If the Conversion Price shall
                                  have been adjusted upon the issuance of any such options, warrants, rights or convertible or exchangeable securities, no further adjustment of the Conversion Price shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof;

                          provided, however, that no increase in the Conversion Price shall be made pursuant to subclauses "1", "2" or "3" of this subclause "c".

                          2. Common Stock Dividends. In case the Company shall pay or make a dividend or other distribution on any class or series of capital stock of the Company exclusively in Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (2), the number of such shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not pay any dividend or make any distribution exclusively in Common Stock on shares of any class or series of capital stock of the Company held in the treasury of the Company.

                          3. Common Stock Splits. In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                          4. Partial Liquidation. Subject to the last sentence of this subparagraph (4), in case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class or series of capital stock, cash or assets (including securities, but excluding any rights or warrants referred to in subparagraph (1), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in subparagraph (1) of this paragraph E., the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion

                 Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph
                 (4) by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph 6(a)) of the Common Stock on the date fixed for the payment of such distribution (the "REFERENCE DATE") less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), on the Reference Date, of the portion of the evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the Reference Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect is such dividend or distribution had not occurred. If the Board of Directors determines the fair market value of any distribution for purposes of this subparagraph (4) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share of Common Stock (determined as provided in subparagraph 6(a)). For purposes of this subparagraph (4), any dividend or distribution that includes shares of Common Stock or rights or warrants to subscribe for or purchase shares of Common Stock shall be deemed instead to be (a) a dividend or distribution of the evidences of indebtedness, shares of capital stock, cash or assets other than such shares of Common Stock or such rights or warrants (making any Conversion Price reduction required by this subparagraph (4)) immediately followed by (b) a dividend or distribution of such shares of Common Stock or such rights or warrants (making any further Conversion Price reduction required by subparagraph (2), except (i) the Reference Date of such dividend or distribution as defined in this subparagraph
                 (4) shall be substituted as (A) "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution," (B) "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution," and (C) "the date fixed for the determination of stockholders entitled to receive such determination" within the meaning of subparagraphs (1) and (2) and (ii) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of the business on the date fixed for such determination" within the meaning of subparagraph (4).

                          5. Cash Dividends. In case the Company shall pay or make a dividend or other distribution on its Common Stock exclusively in cash (excluding, in the case of any regular cash dividend on the Common Stock, the portion thereof that does not exceed the per share amount of the next preceding regular cash dividend on the Common Stock (as adjusted to appropriately reflect any of the events referred to in subparagraphs (1), (2), (3), (4), (5) and (6)), or all of such regular cash dividend if the annualized amount thereof per share of Common Stock does not exceed 15% of the current market price per share

                 (determined as provided in subparagraph 6(a)) of the Common Stock on the business day next preceding the date of declaration of such dividend, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph (5) by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph (7)) of the Common Stock on the date fixed for the payment of such distribution less the amount of cash so distributed and not excluded as provided applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the current market price per share (as defined in subparagraph 6(a)) of the Common Stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of shares of Senior Convertible Preferred Stock shall have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each share of the Senior Convertible Preferred Stock immediately prior to the record date for the distribution of the cash. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date had not been fixed.

                 6. Tender Offer; Exchange Offer. In case a tender or exchange offer (other than an odd-lot offer) made by the Company or any Subsidiary of the Company for all or any portion of the Company's Common Stock shall expire and such tender or exchange offer shall involved the payment by the Company or such Subsidiary of consideration per share of Common Stock having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) at the last time (the "EXPIRATION TIME") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds 110% of the current market price per share (determined as provided in subparagraph 6(a)) of the Common Stock on the business day next succeeding the expiration date of any such offer, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph (6) by a fraction of which the numerator shall be the number shares of Common Stock outstanding (including any tendered or exchanged shares) at the expiration time multiplied by the current market price per share (determined as provided in subparagraph 6(a)) of the Common Stock on the business day next succeeding the Expiration Date of such offer and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the expiration date of such offer (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and
         (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the expiration date of such offer and the current market price (determined as provided in subparagraph 6(a)) of the Common Stock on the business day next succeeding the expiration time, such reduction to become effective immediately prior to the opening of business on the day following the expiration date of such offer.

                          a. Current Market Price. For the purpose of any computation under subparagraphs (1), (2), (3), (4), (5), (6) and (7), the "current market price" per share of Common Stock on any date in question shall be deemed to be the average of the daily Closing Prices for the five consecutive business days selected by the Company commencing not more than 20 business days before, and ending not later than, the earlier of the day in question and, if applicable, the day before the "ex" date with respect to the issuance or distribution requiring such computation; provided, however, that if another event occurs that would required an adjustment pursuant to subparagraphs (1) through (6), inclusive, the Board of Directors may make such adjustments to the closing prices during such five business day period as it deems appropriate to effectuate the intent of the adjustments in this paragraph 6(a), in which case any such determination by the Board of Directors shall be set forth in a Board Resolution and shall be conclusive. For purposed of this paragraph, the term "ex" date, (1) when used with respect any issuance or distribution, means the first date on which the Common Stock trades regular way on the New York Stock Exchange or on such successor securities exchange as the Common Stock may be listed or in the relevant market from which the Closing Prices were obtained without the right to receive such issuance or distribution, and (2) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such securities exchange or in such market after the expiration date of such offer.

                          b. Other Reductions. The Company may make such reductions in the Conversion Price, in addition to those required by subparagraphs (1), (2), (3), (4), (5) and (6), as it considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) days, the reduction is irrevocable during the period, and the Board of Directors of the Company shall have made a determination that such reduction would be in the best interest of the Company, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to holders of record of the Senior Convertible Preferred Stock a notice of the reduction at least fifteen (15) days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period it will be in effect.

                          c. Minimum Adjustment. No adjustment to the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price; provided, however, that any adjustments which be reason of this subparagraph (c) are not required to be made shall be carried froward and taken into account in determining whether any subsequent adjustment shall be required.

                          7. Reclassification, Consolidation, Merger or Sale of Assets. In the event that the Company shall be a party to any transaction (including without limitations (a) any recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), (b) any consolidation of the Company with, or merger of the Company into, any other person, any merger of another person into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), (c) any sale or transfer of all or substantially all of the assets of the Company or (d) any compulsory share exchange) pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property, then lawful provision shall be made as a part of the terms of such transaction whereby the holder of the Senior Convertible Preferred Stock shall have the right thereafter to convert the Senior Convertible Preferred Stock only into, the kind and amount of securities, cash and other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock of the Company into which such Senior Convertible Preferred Stock could have been converted immediately prior to such transaction, after giving effect to any adjustment in the Conversion Price required by the provision hereof.

                          The Company or the person formed by such
                 consolidation or resulting from such merger or which acquired such assets or which acquires the Company's shares, as the case may be, shall make provision in this certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section
                 VI. The above provisions shall similarly apply to successive transactions of the foregoing type.

                          8.      Adjustments in Case of Fundamental Changes.

                                  a.       Notwithstanding any other provision
                 in this Section VI to the contrary, if any Fundamental Change occurs, then the Conversion Price in effect will be adjusted immediately after such Fundamental Change as described below. In addition, in the event of a Common Stock Fundamental Change, the Senior Convertible Preferred Stock shall be convertible solely into Common Stock of the kind and amount received by holders of Common Stock as the result of such Common Stock Fundamental Change as more specifically provided in the following clauses (i) and (ii).

                          For purposes of calculating any adjustment to be made
                 pursuant to this Section VI in the event of a Fundamental Change, immediately after such Fundamental Change:

                                  (i)      in the case of a Non-Stock
                 Fundamental Change, the Conversion Price of the Senior Convertible Preferred Stock shall thereupon become the Conversion Price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to this Section VI; and

                                  (ii)     in the case of a Common Stock
                 Fundamental Change, the Conversion Price of the Senior Convertible Preferred Stock in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to this
                 Section VI, shall thereupon be adjusted by multiplying such Conversion Price by a fraction of which the numerator shall be the Purchaser Stock Price and the denominator shall be the Applicable Price; provided, however, that in the event of a Common Stock Fundamental change in which (A) 100% of the value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, is paid only with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the Common Stock shall have been exchanged for, converted into or acquired for common stock (and cash with respect to fractional interests) of the successor, acquiror or other third party, the Conversion Price of the Senior Convertible Preferred Stock in effect immediately prior to such Common Stock Fundamental Change shall thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator shall be one and the denominator shall be the number of shares of common stock of the successor, acquiror, or other third party received by a stockholder for one share of Common Stock as a result of such Common Stock Fundamental Change.

                          b. Definitions. The following definitions shall apply to terms used in this subparagraph 8:

                                  (1) "Applicable Price" shall mean (i) in the event of a Non-Stock Fundamental Change in which the holders of the Common Stock receive only cash, the amount of cash received by a stockholder for one share of Common Stock and (ii) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the daily Closing Prices of the Common Stock for the ten (10) consecutive Trading Days prior to and including the record date for the determination of the holders of Common Stock entitled to receive securities, cash or other property (such record date or distribution date being hereinafter referred to as the "ENTITLEMENT DATE"), in each case, as adjusted in good faith by the Company to appropriately reflect any of the events referred to in subparagraphs (1) - (8) of this Paragraph E.

                                  (2)      "Closing Price" of any common stock
                 on any day shall mean the last reported sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way of such common stock, in each case on the NYSE Composite Tape or, if the common stock is not listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any New York Stock Exchange, Inc. member firm selected from time to time by the Board of Directors of the Company for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors.

                                  (3)      "Common Stock Fundamental Change"
                 shall mean any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors) of the consideration received by holders of Common Stock consists of common stock that for each of the ten consecutive Trading Days prior to the Entitlement Date has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the National Market System of the National Association of Securities Dealers, Inc.; provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless the Company continues to exist after the occurrence of such Fundamental Change and the outstanding Senior Convertible Preferred Stock continue to exist as outstanding Senior Convertible Preferred Stock.

                                  (4)      "Fundamental Change" shall mean the
                 occurrence of any transaction or event in connection with a plan pursuant to which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive securities, cash or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, in the case of a plan involving more than one such transaction or event, for purposes of adjustment of the Conversion Price, such Fundamental Change shall be deemed to have occurred when substantially all of the Common Stock of the Company shall be exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash or other property, but the adjustment shall be based upon the highest weighted average of consideration per share that a holder of Common Stock could have received in such transactions or events as a result of which more than 50% of the Common Stock of the Company shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash or other property.

                                  (5) "Non-Stock Fundamental Change" shall mean any Fundamental Change other than a Common Stock Fundamental Change.





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
                                  (6)      "Purchaser Stock Price" shall mean,
                 with respect to any Common Stock Fundamental Change, the average of the daily Closing Prices of the common stock received in such Common Stock Fundamental Change for the ten consecutive Trading Days prior to and including the Entitlement Date, as adjusted in good faith by the Board of Directors to appropriately reflect any of the events referred to in subparagraphs (1) - (8) of this Paragraph E.

                                  (7)      "Trading Day" shall mean a day on
                 which the Common Stock is traded on the national securities exchange or quotation system used to determine the Closing Price.

                          9. Dividend or Interest Reinvestment Plans. Notwithstanding the foregoing provisions, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan, and the issuance of any shares of Common Stock options or rights to purchase such shares pursuant to any employee benefit plan or program of the Company or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date of the Senior Convertible Preferred Stock were first issued, shall not be deemed to constitute an issuance of Common Stock or exercisable, exchangeable or convertible securities by the Company to which any of the adjustment provisions described above applies. There shall also be no adjustment of the Conversion Price in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of the Company except as specifically described in this Section VI.

                          10. Certain Additional Rights. In case the Company shall, by dividend or otherwise, declare or make a distribution on its Common Stock referred to in subparagraphs 2 or 3 of this Paragraph E, the holder of the Senior Convertible Preferred Stock, upon the conversion thereof subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the Conversion Price adjustment in respect of such distribution, shall also be entitled to receive for each share of Common Stock into which the Senior Convertible Preferred Stock are converted, the portion of the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock; provided, however, that, at the election of the Company (whose election shall be evidenced by a resolution of the Board of Directors), the Company may, in lieu of distributing to the holders of the Senior Convertible Preferred Stock any such portion of such distribution not consisting of cash or securities of the Company, pay such holder of the Senior Convertible Preferred Stock an amount in cash equal to the fair market value thereof (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors). If any conversion of Senior Convertible Preferred Stock described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Common Stock which the holder of Senior Convertible Preferred Stock so converted is entitled to receive in accordance with the immediately preceding sentence, the Company may elect (such election to be evidenced by a resolution of the Board of Directors) to distribute to such holder a due bill for the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets to which such holder is so entitled, provided, that such due bill (i) meets any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded and (ii) requires payment or delivery of such shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets no later than the date of payment or delivery thereof to holders of shares of Common Stock receiving such distribution.

                          11. Rounding of Calculations. All calculations under this Section VI shall be made to the nearest cent. Any provision of this Section VI to the contrary notwithstanding, no adjustment in the Conversion Price applicable to any share of Senior Convertible Preferred Stock shall be made if the amount of such adjustment would be less than $0.01, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more. Pursuant to the terms of paragraph "D" of Section VI, no fractional shares of Common Stock shall be issued, and any fractional interests shall be rounded up to the next highest integral number.

                          12. Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section VI shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event issuing to the holder of any shares of Senior Convertible Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment provided, however, that the Company upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares, upon the occurrence of the event requiring such adjustment.

                 F. Statement Regarding Adjustments. Whenever the Conversion Price shall be adjusted as provided in this Section VI, the Company shall forthwith file at the principal office of the Company, a statement showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each holder of shares of Senior Convertible Preferred Stock at the address appearing on the Company's records. Each such statement shall be signed by the Company's independent public accountants. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of paragraph "G" of this Section VI.

                 G. Notice to Holders. In the event the Company shall propose to take any action of the type described in clauses "1" (but only if the action of the type described in clause "1" would result in an adjustment in the Conversion Price), "2", "3", "4", "5" "6", "7" or "8" of paragraph "E" of this Section VI, the Company shall give notice to each holder of shares of Senior Convertible Preferred Stock affected by such action in the manner set forth in this paragraph "G" of this Section VI which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Senior Convertible Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in the case of any other action, such notice shall be given at least ten (10) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity any such action.

                 H. Treasury Stock. For the purpose of this Section VI, the sale or other disposition of any Common Stock theretofore held in its treasury shall be deemed to be an issuance thereof.

                 I. Costs. The Company shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock of the Company upon conversion of any shares of Senior Convertible Preferred Stock; provided, however, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Senior Convertible Preferred Stock in respect of which such shares are being issued.

                            SECTION VII. REDEMPTION

                 A. Optional Redemption. From the period commencing January 1, 1999 and extending through December 31, 2000, the Company may redeem the Senior Convertible Preferred Stock at any time in whole, or from time to time in part, at the liquidation price plus accrued and unpaid dividends on the Senior Convertible Preferred Stock as of such date.

                          1. Selection of Senior Convertible Preferred Stock to be Redeemed. If less than all of the shares of Senior Convertible Preferred Stock are to be redeemed, the Company shall select the shares of Senior Convertible Preferred Stock to be redeemed on a pro rata basis or in such other fair and equitable manner as may be prescribed by resolution of the Board.

                          2.      Procedure for Redemption.

                                  (a)      In the event the Company shall
                 redeem shares of Senior Convertible Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than thirty (30) days nor more than sixty (60) days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Company; provided, however, that no failure to mail such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of Senior Convertible Preferred Stock to be redeemed except as to the holder to whom the Company has failed to mail said notice or except as to the holder whose notice was defective. Each such notice shall state: (a) the redemption date; (b) the number of shares of Senior Convertible Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed from such holder, the number of shares to be redeemed from such holder; (c) the redemption price; (d) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (e) that dividends on the shares to be redeemed will cease to accrue on such redemption date unless the Company defaults in making such payment.

                                  (b)      Notice having been mailed as
                 aforesaid, from and after the redemption date (unless the Company shall fail to provide money for the payment of the redemption price of the shares called for redemption) dividends on the shares of Senior Convertible Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Company (except the right to receive from the Company the redemption price and an amount equal to any accrued and unpaid dividends) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board shall so require and the notice shall so state), such shares shall be redeemed by the Company at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                                  (c)      Notice having been mailed as
                 aforesaid, each holder of record of the shares of Senior Convertible Preferred Stock shall have until five (5) business days prior to the date of redemption to exercise their conversion rights as provided for in Section VI herein, or such rights shall expire.

                 B. Mandatory Redemption. On January 1, 2001, the Company must redeem and the holders must surrender the Senior Convertible Preferred Stock in whole at the liquidation price provided in Section IV herein, provided, however, that immediately prior to authorizing or making any such redemption, the Company by resolution of the Board shall declare a dividend on the Senior Convertible Preferred Stock payable on the redemption date in an amount equal to any accrued and unpaid dividends on the Senior

         Convertible Preferred Stock as of such date. The procedures for such redemption shall be as described in clause "2" of paragraph "A" of this Section VII.

                        SECTION VIII. REACQUIRED SHARES

         Any shares of Senior Convertible Preferred Stock converted, redeemed, purchased or otherwise acquired by the Company in any manner whatsoever shall not be reissued and shall be cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock, par value $.10 per share, of the Company and may be reissued as part of another series of preferred stock, par value $.10 per share, of the Company to be created by resolution or resolutions of the Board, subject to the conditions or restrictions on issuance set forth herein.

                      SECTION IX. RESTRICTIONS ON TRANSFER

         The Senior Convertible Preferred Stock is restricted. Except as otherwise required by law, no holder of shares of Senior Convertible Preferred Stock of record may sell, transfer or assign, and the Company shall not register the sale, transfer or assignment of, any shares of Senior Convertible Preferred Stock or any interest therein, whether by sale, assignment, gift, bequest, appointment or otherwise. Any attempted sale, transfer or assignment shall be void and without effect; provided, however, that the Senior Convertible Preferred Stock may be transferred to any affiliate of HFS Incorporated.

                        SECTION X. CERTAIN RESTRICTIONS

         Whenever quarterly dividends or other dividends or distributions payable on the Senior Convertible Preferred Stock (as provided in the forgoing paragraphs of this certificate) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Senior Convertible Preferred Stock outstanding shall have been paid in full, the Company shall not:

                 (i) declare or pay dividends on, make any other distributions on (other than dividends or distributions in shares of stock junior to the Senior Convertible Preferred Stock), or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Senior Convertible Preferred Stock;

                 (ii) declare or pay dividends on or make any other distributions on (other than dividends or distributions in shares of stock junior to the Senior Convertible Preferred Stock) any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Senior Convertible Preferred Stock, except dividends paid ratably on the Senior Convertible Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                 (iii) except as permitted by subparagraph (iv) immediately below, redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Senior Convertible Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Senior Convertible Preferred Stock; or

                 (iv) purchase or otherwise acquire for consideration any shares of Senior Convertible Preferred Stock, or any shares of stock ranking on a parity with the Senior Convertible Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under the immediately preceding paragraph of this resolution purchase or otherwise acquire such shares at such time and in such manner.

                              SECTION XI. GENERAL

                 A. All shares of Common Stock which may be issued upon conversion of the shares of Senior Convertible Preferred Stock will, upon issuance by the Company, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and the Company shall take no action which will cause a contrary result.

                 B. The section headings contained in this certificate are for reference purposes only and shall not affect in any way the meaning of this certificate.

                 C. The Company shall reserve at all times so long as any shares of Senior Convertible Preferred Stock remain outstanding, free from preemptive rights, out of its treasury stock or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the conversion of the shares of Senior Convertible Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Senior Convertible Preferred Stock.

                 D. Shares of Senior Convertible Preferred Stock which have been issued and have been converted, redeemed, repurchased or reacquired in any manner by the Company shall become authorized and unissued shares of the Company's undesignated preferred stock, par value $.10 per share, but shall not be reissued as shares of Senior Convertible Preferred Stock.

                 E. Upon receipt by the Company of (i) an affidavit in term and content reasonably acceptable to the Company stating that the stock certificate or certificates representing Senior Convertible Preferred Stock have been lost, stolen or destroyed, and

         (ii) an indemnity in form and content reasonably acceptable to the Company that indemnifies the Company against any claim that may be made against the Company with respect to the certificate or certificates alleged to have been lost, stolen or destroyed, the Company shall issue a new certificate or certificates in place of any certificate or certificates alleged to have been lost, stolen or destroyed.

              [The rest of this page is intentionally left blank.]





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
         IN WITNESS WHEREOF, the Company has caused this certificate to be signed by its __________________ and attested by its _________________ this
_______ day of ____________________, 199__.

                                        AMRE, INC.

                                        ------------------------------
                                        Name:
                                              ------------------------
                                        Title:
                                               -----------------------


ATTEST:

------------------------------
Name:
      ------------------------
Title:
       -----------------------



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